Exhibit 10.8

Loan Agreement

Party A (lender) : Guangzhou Chengji investment development co., LTD. (hereinafter referred to as “party A”)

Legal representative: Weicheng Pan

Address: Room 2805, Building A, poly Zhonghui plaza, Linhe west road, Tianhe district, Guangzhou

Party B (borrower) : Tianxing Haoche (Beijing) Technology co., LTD

Authorized representative: Xiaomin Wang

Address: 1522, 15th floor, Building 2, Yard 2, Qingheying east road, Chaoyang district, Beijing

In view of the needs of shareholders and trainees of party A to seek high-quality asset investment to obtain good returns; Whereas party B is a wholly-owned subsidiary of BAT GROUP, INC. (Nasdaq: GLG), the parties hereby enter into the following agreement through friendly negotiation:

1. Party A agrees to invest in party B in the form of loan with its own funds or funds of shareholders, partners, trainees and other persons. Loan amount: party B borrows USD one million three hundred thousand only (in case: $1,300,000) from party A. The loan amount shall be subject to the actual final amount, provided that it shall not be less than $700,000, otherwise party B shall have the right to refuse to pay the interest.

2.. The loan shall be used by party B to expand its business scale and the daily operation of the company.

3. Term of loan: the term of loan is 3 months which is from November 26, 2019 to February 26, 2020. If the actual date of loan is inconsistent with such date, the actual date of loan shall prevail.

4. The interest rate of the loan is 8% per annum and is settled according to the actual term of the loan.

5. Party A shall arrange the investor to transfer the loan into the account designated by party B.

Account name: Tianxing Haoche (Beijing) Technology Co., LTD

Account: __________________

Deposit bank: __________________

6. Warranty terms:

a. The borrower must use the loan for the purpose specified in the loan contract, and may not use it for other purposes or conduct illegal activities.

b. This loan shall be paid to the domestic account of Shenzhen Yunfeihu Cross-border E-commerce Co., LTD for the cooperation in commodity trading.

Account name: __________________

Receiving bank: __________________

Account: __________________

7. Settlement of contract disputes:

Any dispute arising from the performance of this contract shall be settled by the parties through friendly negotiation or mediated by a third party. If negotiation or mediation fails, a lawsuit may be filed with the people’s court of the place where party A is located or the people’s court of Beijing or the district court of Hong Kong.

8. This contract shall come into force upon being affixed with official seals or signed by both parties. This contract is made in duplicate, with each party holding one copy. The contract is equally authentic.

Party A (signature and seal) :

Legal representative: /s/ Weicheng Pan

Party b (signature and seal) :

Legal representative: /s/ Xiaomin Wang